SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of Report (Date of earliest event reported): January 31, 2007

THE ALPINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-02249	22-1620387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Meadowlands Plaza East Rutherford, New Jersey		07073
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 549-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2007, The Alpine Group, Inc. (the “Company”), along with Plainfield Special Situations Master Fund Limited (“Plainfield,” and together with the Company, the “Purchasers”), entered into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Wolverine Tube, Inc. (“Wolverine”) providing for the issuance and sale to the Purchasers of an aggregate of 50,000 shares of Wolverine’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), at a price of $1,000 per share, for a total purchase price of $50,000,000 (the “Transaction”). Pursuant to the Preferred Stock Purchase Agreement, the Company will purchase 10,000 shares of Series A Preferred Stock and Plainfield will purchase 40,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock will be convertible into a number of shares of Wolverine’s common stock (the “Common Stock”) equal to $1,000 divided by the Conversion Price. The Conversion Price will be the lesser of $1.10 or the arithmetic average of the closing prices of the Common Stock on the OTC Bulletin Board for the ten consecutive trading days from the public announcement on February 1, 2007 of the Transaction. The Conversion Price will be subject to customary anti-dilution adjustments.

Dividends on the Series A Preferred Stock are cumulative and are payable quarterly at the rate of 8% per annum. Wolverine is entitled to defer dividends in certain circumstances. Any deferred dividend will accrue at a rate of 10% per annum if the dividend payment date is before January 31, 2012 and at a rate of 12% per annum if the dividend payment date is on or after January 31, 2012. In addition, if at any time more than 120 days after the closing of the Transaction the following two conditions are not satisfied:

o	the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient to permit the conversion of the Series A Preferred Stock into Common Stock; and,

o	the shares of Common Stock into which the Series A Preferred Stock is convertible are registered for resale under the Securities Act,

then the dividend rate on the Series A Preferred Stock will increase by 0.50% for each quarter in which those two conditions remain unsatisfied, up to a maximum increase of 2%.

The Series A Preferred Stock is mandatorily redeemable at par plus any accrued and unpaid dividends on January 31, 2017 and upon the occurrence of certain change of control transactions that are not approved by at least five of the members of Wolverine’s board of directors. Wolverine may redeem all, but not less than all, of the Series A Preferred Stock at its option, at par plus any accrued and unpaid dividends, at any time on or after January 31, 2014, but only if the two conditions described in the preceding paragraph are satisfied on each trading day between the delivery of the notice of redemption and the redemption date.

The holders of Series A Preferred Stock will be entitled to vote with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. Each holder of Series A Preferred Stock will be entitled to a number of votes in respect of the Series A Preferred Stock owned by it equal to the number of shares of Common Stock into which such holder's Series A Preferred Stock is then convertible, subject to the limitations described below. Pursuant to the Certificate of Designations of the Series A Preferred Stock and a Voting Agreement among Wolverine and the Purchasers to be entered into at the closing of the Transaction (the “Voting Agreement”), for so long as any of Wolverine's 10.5% Senior Notes due 2009 are outstanding, no Purchaser (together with any other person with whom that Purchaser would be considered a “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) with respect to the Series A Preferred Stock or the Common Stock) may vote Common Stock and Series A Preferred Stock in excess of 49% of the total voting power of all voting securities of Wolverine.

The Preferred Stock Purchase Agreement provides that Wolverine will conduct a rights offering (the “Rights Offering”) as soon as practicable after the closing of the Transaction. Pursuant to the Rights Offering, the existing stockholders of Wolverine (excluding the Purchasers) will receive, pro rata in proportion to the number of shares of Common Stock owned by them, transferable rights to purchase, in the aggregate, up to $51,100,000 of Common Stock to be issued by Wolverine at a price per share equal to the Conversion Price. If the gross proceeds to Wolverine from the Rights Offering are less than $25,000,000, the Purchasers have agreed to acquire additional shares of Series A Preferred Stock (“Standby Shares”), at the price of $1,000 per share, in an amount such that the sum of the total purchase price of such Standby Shares and the gross proceeds to Wolverine from the Rights Offering will equal $25,000,000. The Standby Shares (if applicable) must be purchased within 45 days after the closing of the Rights Offering. If the Purchasers own Series A Preferred Stock (including any Standby Shares, if applicable) representing less than 55% of the outstanding Common Stock on an as-converted, fully diluted basis after the closing of the Rights Offering, each Purchaser would have an option, exercisable until 90 days after the closing of the Rights Offering, to purchase its pro rata share of the number of additional shares of Series A Preferred Stock, at the price of $1,000 per share, that would be sufficient to increase the Purchasers’ aggregate ownership to 55% of Common Stock on an as-converted, fully diluted basis (“Option Shares”).

Pursuant to a Letter Agreement between the Purchasers entered into on January 31, 2007 (the “Letter Agreement”), the Company agreed to purchase a number of shares of Series A Preferred Stock representing 20% of the Standby Shares, and Plainfield agreed to purchase a number of shares of Series A Preferred Stock representing 80% of the Standby Shares, in each case if applicable. The Purchasers also agreed that the Company would have the first option to purchase the Option Shares, if applicable, up to an amount such that the Company’s aggregate equity ownership of Wolverine acquired pursuant to the Preferred Stock Purchase Agreement, including any Standby Shares and Option Shares, if applicable, and including any option to be issued to the Company under an incentive equity plan of Wolverine, equals 25% of the fully diluted equity of Wolverine. If the Company exercises its option pursuant to the preceding sentence, the Company also has the right, exercisable during the 60-day period following the expiration of the right of the Purchasers to purchase Option Shares under the Preferred Stock Purchase Agreement, to purchase from Plainfield up to a number of shares of Series A Preferred Stock and/or Common Stock such that the Company’s aggregate equity ownership of Wolverine acquired pursuant to the Preferred Stock Purchase Agreement, including such purchase from Plainfield and including any option to be issued to the Company under an incentive equity plan of Wolverine, equals 25% of the fully diluted equity of Wolverine.

The Preferred Stock Purchase Agreement also provides that Wolverine will conduct a registered exchange offer as promptly as practicable after the closing of the Transaction. In the exchange offer, Wolverine will offer to issue $1,000 principal amount of senior notes similar to its existing 10.5% Senior Notes due 2009, but with less restrictive covenants, in exchange for each $1,000 principal amount of its 7.375% Senior Notes due 2008 validly tendered or such other exchange of Wolverine’s outstanding debt securities for new securities as may be agreed between Wolverine and the Purchasers. Wolverine will also seek consents to amend the Indenture under which the 7.375% Senior Notes due 2008 were issued to remove substantially all of the restrictive covenants contained therein. Pursuant to the Preferred Stock Purchase Agreement, the Purchasers have agreed that they will cause to be tendered all of the 7.375% Senior Notes due 2008 owned by them and at least $25,000,000 principal amount of the 7.375% Senior Notes due 2008 in the exchange offer. Pursuant to the Letter Agreement, Plainfield agreed to solely assume the obligation of the Purchasers to cause to be tendered at least $25,000,000 principal amount of the 7.375% Senior Notes due 2008.

Four of the existing directors of Wolverine have agreed to resign from its board of directors and the board of directors has resolved to reduce the number of directors from eight members to seven and to appoint Steven S. Elbaum, Chairman and Chief Executive Officer of the Company, K. Mitchell Posner, Executive Vice President of the Company, Alan Kestenbaum and Brett Young as directors to fill the four vacancies remaining after the resignations and reduction of the size of the board of directors, all contingent upon the closing of the Transaction. Mr. Elbaum will become Wolverine’s Chairman. For so long as the voting rights of the Purchasers are limited as described in the preceding paragraph and the Purchasers collectively own in the aggregate at least 50% of the shares of the Series A Preferred Stock purchased at the closing of the Transaction or of the Common Stock issued upon conversion of such Series A Preferred Stock, Wolverine has agreed that its board of directors will consist of not more than seven members and that Wolverine will use commercially reasonable efforts to ensure that at least four persons designated by the Purchasers remain on the board of directors at all times.

In order to have a sufficient number of authorized shares of Common Stock to issue upon exercise of the rights distributed in connection with the rights offering (including any Standby Shares and any Option Shares) and upon conversion of the Series A Preferred Stock, Wolverine will have to convene a meeting of its stockholders to vote on an amendment of its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 175,000,000 (or such greater number as Wolverine’s board of directors may authorize). The holders of the Series A Preferred Stock will be entitled to vote at this meeting, subject to the limits described above.

Wolverine has agreed not to, in the period between the signing date and the closing date of the Transaction:

o	solicit bids or initiate offers or discussions or negotiations with, or

o	on an unsolicited basis furnish or cause to be furnished any information concerning Wolverine to,

any other person relating to any proposal with respect to any merger or consolidation of Wolverine with any other person, the acquisition or disposition of any securities or any significant portion of the assets and properties of Wolverine, or any liquidation, dissolution, restructuring or recapitalization of Wolverine (an “Alternative Restructuring”). However, Wolverine will be released from these restrictions if Wolverine’s board of directors determines that any Alternative Restructuring is superior to the transactions contemplated by the Preferred Stock Purchase Agreement and if the board of directors determines that in the exercise of its fiduciary duties it is required to pursue that Alternative Restructuring.

The Preferred Stock Purchase Agreement may be terminated in the following circumstances:

o	by the mutual consent of Wolverine and each Purchaser (so long as Wolverine is not in material breach of any of the provisions of the Preferred Stock Purchase Agreement);

o	by any Purchaser if the closing of the Transaction has not occurred by February 28, 2007 or if Wolverine is in material breach of its obligations under the Preferred Stock Purchase Agreement; or

o	by Wolverine, if necessary to pursue an Alternative Restructuring in accordance with the preceding paragraph.

Pursuant to the Letter Agreement, if any Purchaser elects to terminate the Preferred Stock Purchase Agreement because the closing of the Transaction has not occurred by February 28, 2007, then the non-terminating Purchaser may elect to accept an assignment of all of such terminating Purchaser’s rights and obligations under the Preferred Stock Purchase Agreement, in which case the Preferred Stock Purchase Agreement shall not be terminated.

Wolverine has agreed to reimburse the Purchasers for certain fees and expenses incurred by them in connection with the Transaction. In addition, Wolverine will be obligated to pay the Investors a termination fee of $4,000,000, less the amount of certain expenses reimbursed, if the Preferred Stock Purchase Agreement is terminated prior to the closing in the following circumstances:

o	any Purchaser terminates the Preferred Stock Purchase Agreement because Wolverine has violated its obligations with respect to Alternative Restructurings;

o
any Purchaser terminates the Preferred Stock Purchase Agreement if the closing of the Transaction has not occurred by February 28, 2007 (unless the failure to close by that date is due solely to a breach of the Preferred Stock Purchase Agreement by such Purchaser) or if Wolverine is in material breach of its obligations under the Preferred Stock Purchase Agreement, and in either case Wolverine consummates an Alternative Restructuring within one year after the termination; or

o	Wolverine terminates the Preferred Stock Purchase Agreement to pursue an Alternative Transaction as permitted by the Preferred Stock Purchase Agreement.

Pursuant to a Registration Rights Agreement to be entered into by Wolverine and the Purchasers at the closing of the Transaction (the “Registration Rights Agreement”), Wolverine will agree to file a shelf registration statement registering the resale of the Series A Preferred Stock and the shares of Common Stock into which the Series A Preferred Stock is convertible and to grant one “demand” registration right and unlimited “piggyback” registration rights to the holders of the Series A Preferred Stock and any Common Stock into which the Series A Preferred Stock is convertible.

At the closing of the Transaction, Wolverine and the Company will enter into an agreement for a two-year period (the “Management Agreement”) pursuant to which the Company will provide Wolverine with certain services in exchange for an annual fee of $1,250,000 and reimbursement of reasonable and customary expenses incurred by Wolverine.

The representations and warranties in the Preferred Stock Purchase Agreement are the product of negotiations among Wolverine and the Purchasers and are for the sole benefit of the parties thereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the Preferred Stock Purchase Agreement in accordance with the Preferred Stock Purchase Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Preferred Stock Purchase Agreement may represent an allocation among Wolverine and the Purchasers of risks associated with particular matters regardless of the knowledge of any of the parties to the Preferred Stock Purchase Agreement. Consequently, persons other than Wolverine and the Purchasers may not rely upon the representations and warranties in the Preferred Stock Purchase Agreement as characterizations of actual facts or circumstances as of the date of the Preferred Stock Purchase Agreement or as of any other date.

Under the Preferred Stock Purchase Agreement, prior to the closing of the Transaction, Wolverine and Johann R. Manning, Jr., President and Chief Executive Officer of Wolverine, will enter into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Manning will resign as President and Chief Executive Officer effective on the closing date of the Transaction, provided that the Transaction closes on or before February 28, 2007 (the “Resignation Date”). Harold M. Karp, Senior Vice President of the Company, will become Wolverine’s President and Chief Operating Officer~~.~~

In addition, under the Preferred Stock Purchase Agreement, prior to the closing of the Transaction, Wolverine and Mr. Manning will also enter into a consulting agreement (the “Consulting Agreement”) whereby Mr. Manning will provide consulting and advisory services to Wolverine following the closing of the Transaction, provided that the Transaction closes on or before February 28, 2007.

The foregoing description is qualified in its entirety by reference to the Preferred Stock Purchase Agreement and the related agreements attached as exhibits thereto to be entered into at the closing of the Transaction and the Letter Agreement. The Preferred Stock Purchase Agreement, including the exhibits thereto, is filed as Exhibit 10.1 to this report. The Letter Agreement is filed as Exhibit 10.2 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Description

10.1
Preferred Stock Purchase Agreement dated as of January 31, 2007 by and among The Alpine Group, Inc., Plainfield Special Situations Master Fund Limited and Wolverine Tube, Inc. (the “Preferred Stock Purchase Agreement”).

	10.2	Letter Agreement dated as of January 31, 2007 between The Alpine Group, Inc. and Plainfield Special Situations Master Fund Limited.

	99.1	Press release, dated February 1, 2007, issued by The Alpine Group, Inc. announcing the execution and delivery of the Preferred Stock Purchase Agreement.

* * * * * *

This Current Report on Form 8-K includes forward-looking statements, made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding the issuance and sale of the Series A Preferred Stock by Wolverine Tube, Inc. Such statements are based on current expectations, as well as management’s beliefs and assumptions about Wolverine’s business and other information currently available. These forward-looking statements are subject to various risks and uncertainties, including, but not limited to, (i) Wolverine’s stockholders’ approval of the amendment to its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, (ii) the level of participation by Wolverine’s stockholders in the proposed rights offering, (iii) the satisfaction of the conditions to closing contained in the Preferred Stock Purchase Agreement, and (iv) changes in economic and business conditions. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 6, 2007

WOLVERINE TUBE, INC.

By:	/s/ Stewart H. Wahrsager
Stewart H. Wahrsager
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Preferred Stock Purchase Agreement dated as of January 31, 2007 by and among The Alpine Group, Inc., Plainfield Special Situations Master Fund Limited and Wolverine Tube, Inc. (the “Preferred Stock Purchase Agreement”).

10.2	Letter Agreement dated as of January 31, 2007 between The Alpine Group, Inc. and Plainfield Special Situations Master Fund Limited.

99.1	Press release, dated February 1, 2007, issued by The Alpine Group, Inc. announcing the execution and delivery of the Preferred Stock Purchase Agreement.